UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Concentrix Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following is an email update that Convergys Corporation sent to employees on May 1, 2023:

CONCENTRIX

TRANSACTION UPDATE

CONCENTRIX + Webhelp

Combining to form one best-in-class team

There are many steps on the road to creating a game-changing combination of Concentrix and Webhelp and we are committed to keeping you updated on our progress during this journey. We are now working through several regulatory steps that need to happen for our deal to close.

Read on to learn more about these steps and other work we have underway to get us successfully to close.

PRE-CLOSE PROGRESS UPDATE

ONE Теаm

Regulatory Approvals
What we are working on now:
• Filing for regulatory approvals in the countries where we do business and tracking their progress.

Shareholder Vote
What we are working on now:
• Drafting the proxy statement for our shareholders to help them prepare for the shareholder vote.

Financing
What we are working on now:
• Updated credit agreement to allow issuance of bonds.
• Preliminary planning for bond financing underway.

Integration Planning
What we are working on now:
• Developed initial workstreams to begin the integration planning process.
• A small team from Concentrix and Webhelp has kicked off to start work on developing our combined culture.
• Preparation for an in-person meeting in a few months is underway.

Regulatory Approvals: Governmental regulatory approvals are required to get the transaction completed. Regulators will check to make sure the transaction does not cause anti-competitive or other concerns. We get these approvals through filings and responding to information requests in the required countries.

Shareholder Vote: As a publicly traded company, we need to file a proxy statement that gives Concentrix shareholders information about the transaction. After this is approved by the U.S. Securities and Exchange Commission (SEC), we will hold a meeting and vote of our shareholders where 50% of the votes cast are needed to approve the transaction.

Financing: To finance this transaction, we are expecting to issue bonds to fund a significant portion of the cash transaction, and to refinance existing Webhelp debt.

Q&A Corner
We are so excited to be able to take the best of both companies to build a game-changing presence in our industry. We know there are many questions our staff will ask along the way. Here are a few that are more common that you can share with your team.

Q: Can you explain to me why we are using the term "combination" vs. acquisition?

A: Both companies have strengths that we want to capitalize on going forward. Creating a combined company together and keeping that mindset will ensure we take the best from both organizations and position ourselves for future growth.

Q: Will we change our name?

A: As we take this step forward, it gives us an opportunity to assess how we compete in this changing market. There is value in names and brands both companies have built and as a result we will go through a process with representation from both companies to determine what name works best for our organization going forward - it could be one of the existing names or a completely new one.

Q: What is happening now with the integration planning?

A: We have started to build a strong integration team that will be focused on the best way to bring the businesses together as one, with minimal disruption. The integration process will be focused on taking the best of both organizations to form a global leader and accelerate growth, a process we expect to take approximately 12 months post close.

Want more insights on our upcoming combination?

CLICK HERE TO WATCH THE VIDEO FROM CHRIS AND OLIVIER.

[Transcript of video conversation excerpts between Chris Caldwell, President and CEO of Concentrix, and Olivier Duha, Co-founder and CEO of Webhelp]

A conversation with Chris and Olivier

In this video, you will hear from Olivier Duha, CEO & co-founder of Webhelp and Chris Caldwell, President & CEO of Concentrix. They present and discuss the values of their respective companies and a broad outline of what motivated the contemplated transaction, which remains subject to completion of all conditions precedent.

Olivier Duha: Hi Chris. I’m Olivier Duha. I’m French. I’m the proud father of five kids. I live in Brussels, and I love sports, wine and having fun.

Chris Caldwell: Wow, you have a much more exciting life than I do. I’m Chris Caldwell. I’ve been around the industry for probably close to 20 years and, similar to you, very passionate about many things in life. I have two children that take up a lot of my time, which I absolutely love. But grew up spending most of my time traveling around the world actually with my parents. And so I’ve got a love and appreciation for culture all over the place.

Olivier Duha: Well, I feel both excited first and impatient. I feel excited because I think it’s real unique opportunity. But I also feel impatient because it’s not, you know, an achievement. I think it’s a new start, the beginning of a new journey. And if then even if we, you know, putting the two companies together, we’re going to reach this, you know, kind of worldwide leadership, I think that we have to see that as a new chapter of the beginning of something that - it’s going to be exciting.

Chris Caldwell: I totally agree with you. In fact, it’s funny because everyone assumes the hard work is doing the deal. Hard work is not doing the deal. If you’ve got the right culture fit, you’ve got the right ideas together, you’ve got the right vision, that comes together quite quickly. But to me, the excitement is building what’s new in the new chapter. And I think we’ve got some incredible potential to really take the industry by storm as we build out the next phase of the company.

Chris Caldwell: You know, it’s interesting because when we think of acquisitions out there and you think of companies to partner with and we think of companies to combine with, we spend a lot of time talking to clients and always Webhelp’s name came up as a company that was similar to us in terms of being focused on their clients, focused on the team members and building a great business. And we’re somewhat in awe of what you had built in Europe and certainly what you were building and growing in Latin America. And so every time we would think about who should we partner with to kind of create the next journey, Webhelp’s name always came very top of the list. And so, you know, it was something, as you know, we started talking a while ago and having the conversations. And then when we found out that the culture was aligned, that the people focus was very, very much aligned and a lot of the culture statements you use, like “Think Human,” aligns to some of the things that we did. We felt very confident that, you know, it was worth the wait, that everything that we had been waiting for, really set. And then everything else – capabilities, footprint, kind of commitment to what we want to do as an organization just aligned, aligned, aligned. It got us even more excited about trying to make sure that we could get a combination done of the two companies coming together.

Olivier Duha: So, we used to say at Webhelp that we are a “People First” company and “Think Human” is really, you know, the baseline. And it’s something that has been obsessive and so we always think that people are really, you know, the most precious think that we have in an industry. And I know that we share that. So it’s, maybe it’s expressed differently with different words, but you also have the same reputation. So one definitely something that I will say are very, very similar. And the second thing is you have the reputation to be easy to work with. Your clients say that. And I think that’s another thing that we have in common. You know, put the client at the heart of everything that we do is the second pillar of our cultural framework. And yeah, that’s something that has been very key in the way actually we look at it. And when I discovered the Concentrix world, you know those two things were very similar to the Webhelp world.

Chris Caldwell: Yeah I agree. It’s interesting because when we think of similarities when we first started the process. On the top level, you know everyone can talk about being fanatical about clients or everyone can talk about being really engaged with staff members or really trying to be entrepreneurial. But as we spent more and more time through due diligence and meeting the teams and really understanding the business, the similarities became just more and more robust. And you’re absolutely right. It was all about putting the client focus, being entrepreneurial, really empowering the regions to make sure that they were doing the right things and doing what they could to grow their businesses and really supporting them in really driving an incredible environment for team members. And so all of those things struck us as complete similarities to us. Now, we call them something different and we might talk about them a little differently, but when you really spend the time, they are exactly identical about how we think about going to market, how we think about our team members, and how we think about our clients. And that’s super exciting because it makes bringing the two companies together just much, much more seamless.

How we work together for a successful integration

• Our language should suggest partnership and our future path to growth, for example, we refer to this as a combination.

• Be open minded to different ways of doing things. It's not our way or their way - it's about finding the BEST way.

• Stay Humble, Always.

• Remember until close occurs, we're still independent companies and competitors and must operate accordingly.

Additional Information and Where to Find It
In connection with the proposed transaction between the Company and Webhelp, the Company plans to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement to each stockholder entitled to vote at the special meeting relating to the transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. The definitive proxy statement, the preliminary proxy statement, and other relevant materials in connection with the transaction (when they become available) and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) and the Company’s website at www.concentrix.com.

Participants in the Solicitation
The Company and its directors and executive officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the interests of such individuals in the proposed transaction will be included in the proxy statement relating to such transaction when it is filed with the SEC. You may obtain information about the Company’s executive officers and directors in the Company’s definitive proxy statement for its 2023 annual meeting of stockholders, which was filed with the SEC on February 9, 2023. To the extent holdings of such participants in the Company’s securities are not reported, or have changed since the amounts described in the proxy statement for the 2023 annual meeting of stockholders, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge from the SEC’s website at www.sec.gov and Concentrix’ website at www.concentrix.com.

Information for U.S. Persons holding Marnix Lux Shares
This proposed business combination is made for the securities of a non-U.S. company. The offer is subject to disclosure and procedural requirements in France and other non-U.S. jurisdictions that are different from those of the United States. The proposed transaction will be structured to comply with the securities laws and regulations in France, the United States and other applicable jurisdictions that are applicable to transactions of this type.

It may be difficult for U.S. holders of Marnix Lux shares to enforce their rights and any claims they may have arising under the federal securities laws of the United States, since Marnix Lux is incorporated in a non-U.S. jurisdiction, and some or all of its officers and directors may be residents of a non-U.S. jurisdiction. U.S. holders may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements regarding the combination with Webhelp and the timing thereof, including works council consultations, regulatory approvals and the satisfaction of other closing conditions and the timing thereof, and statements that include words such as believe, expect, may, will, provide, could and should and other similar expressions. These forward-looking statements are inherently uncertain and involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things: risks related to the proposed transaction, including that the proposed transaction will not be consummated; the ability to complete works council consultations and receive shareholder approval and regulatory approvals for the proposed transaction in a timely manner, on acceptable terms or at all, or to satisfy the other closing conditions to the proposed transaction; conditions in the credit markets and the ability to obtain financing for the proposed transaction on a favorable basis, if at all; fluctuations in currency exchange rates and their impact on the U.S. dollar cost for Euro-denominated obligations; the ability to retain key employees and successfully integrate the Webhelp business; the Company’s ability to realize estimated cost savings, synergies or other anticipated benefits of the proposed transaction, or that such benefits may take longer to realize than expected; diversion of management’s attention; the potential impact of the announcement or consummation of the proposed acquisition on relationships with clients and other third parties; the unfavorable outcome of any legal proceedings that may be instituted against the Company, Webhelp Parent, the Sellers or the combined company; and other risks related to the Company’s and Webhelp’s businesses, including risks related to general economic conditions, cyberattacks on the Company’s or Webhelp’s networks and information technology systems, the loss of key personnel or the inability to attract and retain staff, increases in the cost of labor, the effects of communicable diseases, natural disasters, adverse weather conditions or public health crises, competitive conditions in the Company’s industry, higher than expected tax liabilities, the demand for CX solutions and technology, changes in law, and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2022 filed with the Securities and Exchange Commission and subsequent SEC filings. The Company does not undertake a duty to update forward-looking statements, which speak only as of the date on which they are made.